AURORA LOAN SERVICES
A Lehman Brothers Company
1 of 5
Certification Regarding Compliance with Applicable Servicing Criteria
1.
Aurora Loan Services LLC ("Aurora"), a wholly-owned subsidiary of Lehman Brothers Bank, FSB is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item
1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting
Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Servicing Platform") include asset-backed securities transactions for which
Aurora acted as servicer, closed on or after January 1, 2006 not sponsored by government sponsored enterprises or Government National Mortgage Association, for which the asset type is mortgage loans that (i)
are primarily categorized by the servicing designations of conventional prime', 'conventional alt-a' and
'subprime' and (ii) do not receive the benefit of insurance by the Federal Housing Administration or guarantees from the United States Department of Veterans Affairs or the Rural Housing Service;
2.
Aurora has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and
Aurora has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto with the exception of certain Vendors that have provided their own reports on assessment of compliance with the applicable servicing criteria.

3.
Except as set forth in paragraph 4 below, Aurora used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the applicable servicing criteria;

4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Aurora based on the activities it performs, directly or through its Vendors, with respect to the
Platform as of December 31, 2007;

5.
Aurora has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6.
Aurora has not identified and is not aware of any material instance of noncompliance by the Vendors for which Aurora has elected to take responsibility for assessing compliance with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Servicing Platform taken as a whole.

7.
Aurora has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole ; and

8.
Ernst & Young LLP, a registered public accounting firm, has issued an attestation report on Aurora's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Aurora Loan Services LLC
By: _/s/ Terry Gentry____3-13-2008__
Name: Terry Gentry
Title: Managing Director, Loan Administration
AURORA LOAN SERVICES
A Lehman Brothers Company
2 of 5
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third part y's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
AURORA LOAN SERVICES
A Lehman Brothers Company
3 of 5
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations: (A) Are mathematically accurate; (B)
Are prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) Are reviewed
and approved by someone other than the person who
prepared the reconciliation; and (D) Contain explanations
for reconciling items. These reconciling items are resolved
within 90 calendar days of their original identification, or such other number of days specified in the transaction
agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed wit h the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports: (A) Are prepared
in accordance with timeframes and other terms set forth in
the transaction agreements; (B) P rovide information
calculated in accordance with the terms specified in the
transaction agreements; (C) Are filed with the Commission
as required by its rules and regulations; and (D) Agree with investors' or the trustee's records as to the total unpaid
principal balance and number of pool assets serviced by the
servicer.
X
1,2
X
1
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements.
X
2
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the servicer's investor records, or such
other number of days specified in the transaction
agreements.
X
2
1122(d)(3)(iv)
Amounts remitted to investors per t he investor reports agree with cancelled checks, or other form of payment, or
custodial bank statements.
X
2
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related pool asset documents.
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements.
X
1
For criterion 1122(d)(3)(i)(C), Aurora did not perform the activity described in this criterion as of December 31, 2007 and for the Reporting Period. No assessment of compliance, therefore, is necessary.
2
Aurora is defining the "Investor" as the party to whom we report and remit under the applicable transaction agreement.
AURORA LOAN SERVICES
A Lehman Brothers Company
4 of 5
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool
are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted
to the applicable servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements, and
allocated to principal, interest or other items (e.g., escrow)
in accordance with the related pool asset documents.
X
X
1122(d)(4)(v)
The servicer's records regarding the pool assets agree with
the servicer's records with respect to an obligor's unpaid
principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related
pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted
and concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the
entity's activities in monitoring delinquent pool assets
including, for example, phone calls, letters and payment
rescheduling plans in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) Such funds are analyzed, in
accordance with the obligor's pool asset documents, on at
least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid,
or credited, to obligors in accordance with applicable pool
asset documents and state laws; and (C) Such funds are
returned to the obligor within 30 calendar days of full
repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
support has been received by the servicer at least 30
calendar days prior to these dates, or such other number of
days specified in the transaction agreements.
X
AURORA LOAN SERVICES
A Lehman Brothers Company
5 of 5
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(4)(xii)
Any late payment penalties in connection with any payment
to be made on behalf of an obligor are paid from the
servicer's funds and not charged to the obligor, unless the
late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the servicer, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of this Regulation
AB, is maintained as set forth in the transaction agreements.
X